                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                           SEQUANA THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           SEQUANA THERAPEUTICS, INC.

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 24, 1997


TO THE SHAREHOLDERS:

         Notice is hereby given that the 1997 Annual Meeting of Shareholders of Sequana Therapeutics, Inc., a California corporation, (the "Company") will be held on Tuesday, June 24, 1997 at 9:00 a.m., local time, at the La Jolla Marriott Hotel, located at 4240 La Jolla Village Drive, La Jolla, California 92037, for the following purposes:

         1.      To elect directors of the Company.

         2. To approve an amendment to the Company's 1994 Incentive Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

         3. To confirm the appointment of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         These matters are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on April 25, 1997 are entitled to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.

                                       By Order of The Board of Directors



                                       Michael J. O'Donnell
                                       Secretary

La Jolla, California
May 15, 1997

--------------------------------------------------------------------------------

                                   IMPORTANT

         TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

--------------------------------------------------------------------------------

                           SEQUANA THERAPEUTICS, INC.

                               ------------------

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF SHAREHOLDERS


                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Sequana Therapeutics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 24, 1997 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037. The Company's principal executive offices are located at 11099 North Torrey Pines Road, Suite 160, La Jolla, California 92037. The Company's telephone number is (619) 452-6550.

         This Proxy Statement is being mailed on or about May 15, 1997 to all shareholders entitled to vote at the meeting.

RECORD DATE

         Only holders of Common Stock of record at the close of business on April 25, 1997 are entitled to notice of the meeting and to vote at the meeting. At the record date, 10,194,337 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 344 shareholders.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         Each share of Common Stock outstanding on the record date is entitled to one vote. In the election of directors (Proposal No. 1), each shareholder may cast for a single candidate, or distribute among up to seven candidates, a number of votes equal to seven multiplied by the number of shares held by such shareholder. Cumulative voting will apply only to those candidates whose names have been properly placed in nomination prior to the commencement of voting, and only if a shareholder has given notice to the Secretary prior to the commencement of voting of the shareholder's intention to cumulate votes. On all other matters, each share has one vote.

         The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

REQUIRED VOTE

         If a quorum is present at the Annual Meeting or any adjournments thereof, the seven candidates receiving the highest number of affirmative votes shall be elected directors; votes against any candidate and votes withheld shall have no legal effect. On all other proposals set forth herein, the affirmative vote of the majority of the Votes Cast (as defined below) shall be the act of the shareholders.

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Company's 1994 Incentive Stock Plan and other proposals set forth herein. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining
(i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendment of the 1994 Incentive Stock Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.
Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

PRINCIPAL SHARE OWNERSHIP

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company as of March 31, 1997 by (i) each person known by the Company to be a beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, (iv) entitites affiliated with certain directors, and (v) all directors and executive officers as a group:


                                                               SHARES BENEFICIALLY OWNED(1)
       FIVE PERCENT SHAREHOLDERS,                              ----------------------------
    DIRECTORS AND EXECUTIVE OFFICERS                            NUMBER              PERCENT
-------------------------------------------------------------------------------------------
Entities affiliated with The Carlyle Group(2)                   945,219               9.3%
  1001 Pennsylvania Avenue, N.W.
  Suite 220 South
  Washington, D.C. 20001

Boehringer Ingelheim International GmbH                         555,556               5.5%
  D-55216 Ingelheim am Rhein

New Enterprise Associates VI, L.P. (3)                          464,017               4.6%
  235 Montgomery Street
  San Francisco, CA 94104

                                                                              SHARES BENEFICIALLY OWNED(1)
          FIVE PERCENT SHAREHOLDERS,                                          ----------------------------
       DIRECTORS AND EXECUTIVE OFFICERS                                        NUMBER              PERCENT
 ---------------------------------------------------------------------------------------------------------
 Entities affiliated with Sequoia Capital(4)                                    298,696              2.9%
   3000 Sand Hill Road, Bldg. 4, Ste. 280
   Menlo Park, CA 94025

 Richard Darman (5)                                                             949,323              9.3%

 Kevin J. Kinsella (6)                                                          333,822              3.3%

 Thomas C. McConnell (7)                                                        468,121              4.6%

 Thomas F. Stephenson (8)                                                       302,800              3.0%

 Irwin Lerner (9)                                                                44,271                 *

 Howard D. Palefsky (10)                                                          4,375                 *

 Timothy J. R. Harris (11)                                                       41,663                 *

 M. Scott Salka (12)                                                             50,507                 *

 Nic C. Dracopoli (13)                                                           14,924                 *

 Carl D. Johnson                                                                 83,240                 *

 Audrey D. Keane (14)                                                                --                --

 All current directors and executive officers as a group (9 persons)(15)      2,278,122             22.2%
 ---------------------------------------------------------------------------------------------------------

*    Less than one percent of the outstanding shares.

(1) Applicable percentage of ownership is based on 10,189,695 shares of Common Stock outstanding as of March 31, 1997 together with applicable options or warrants for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws, where applicable. Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 31, 1997 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) TC Group L.L.C. ("The Carlyle Group") is the General Partner of Carlyle-Sequana Investors II, L.P., which holds 773,360 shares, and the Managing Member of Carlyle-Sequana Investors L.L.C., which holds 171,859 shares. Richard Darman, a director of the Company, is a Member and Managing Director of TCG Holdings L.L.C., which is the Managing Member of TC Group L.L.C.

(3) Thomas McConnell, a director of the company, is a General Partner of New Enterprise Associates.

(4) Thomas F. Stephenson, a director of the Company, is a General Partner of the Sequoia Partnerships that are investors in Sequana. Includes 275,380 shares held by Sequoia Capital VI, 13,106 shares held by Sequoia Technology Partners VI, 5,673 shares held by Sequoia XXIV, and 4,537 shares held by Sequoia XXIII.

(5) Includes shares beneficially owned by The Carlyle Group and certain of its affiliates and related parties, which Mr. Darman may be deemed to beneficially own in his capacity as a member of TCG Holdings L.L.C. and as a Managing Director of TC Group L.L.C. and TCG Holdings L.L.C. Mr. Darman disclaims beneficial ownership of such shares. A trust of which Mr. Darman is trustee controlled by Mr. Darman is a non-controlling member of Carlyle-Sequana Investors L.L.C. Also includes 4,104 shares issuable to Mr. Darman pursuant to options exercisable within 60 days of March 31, 1997.

(6) Includes 304,318 shares held by the Kevin J. Kinsella Declaration of Trust, of which Mr. Kinsella is Trustee, 16,668 shares issuable pursuant to currently exercisable warrants held by Mr. Kinsella, and 12,836 shares issuable to Mr. Kinsella pursuant to options exercisable within 60 days of March 31, 1997.

(7) Includes shares beneficially owned by New Enterprise Associates VI, L.P., which Mr. McConnell may be deemed to beneficially own in his capacity as a General Partner of New Enterprise Associates. Also includes 4,104 shares issuable to Mr. McConnell pursuant to options exercisable within 60 days of March 31, 1997

(8) Includes shares beneficially owned by entities affiliated with Sequoia Capital, which Mr. Stephenson may be deemed to beneficially own in his capacity as a General Partner of Sequoia Capital. Mr. Stephenson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 4,104 shares issuable to Mr. Stephenson pursuant to options exercisable within 60 days of March 31, 1997.

(9) Includes 1,000 shares held by Mr. Lerner's spouse and 4,104 shares issuable to Mr. Lerner pursuant to options exercisable within 60 days of March 31, 1997.

(10) Includes 4,375 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(11) Includes 7,357 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(12) Includes 17,635 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.

(13) Includes 1,635 shares issuable pursuant to options exercisable within 60 days of March 31, 1997. In February 1997, Mr. Dracopoli resigned from the Company to join Genos Biosciences, Inc., a joint venture between Sequana Therapeutics and Memorial Sloan-Kettering Cancer Center.

(14) Ms. Keane's employment was terminated in July 1996.

(15) Includes 58,619 shares issuable pursuant to options exercisable within 60 days of March 31, 1997.


                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors will be elected at the Annual Meeting. The Company's Bylaws authorize a board of seven to eleven directors, currently set at seven. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees of the Board of Directors named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If shareholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Board's nominees as possible.

         The Board of Directors recommends a vote FOR the nominees listed below:

                                                                                                        DIRECTOR
           NAME NOMINEE                          AGE               PRINCIPAL OCCUPATION                  SINCE
 ---------------------------------------------------------------------------------------------------------------
 Irwin Lerner (2) . . . . . . . . . . . . .       66      Director; Chairman of the Board                 1994

 Kevin J. Kinsella  . . . . . . . . . . . .       51      Director; President, Chief Executive Officer    1993

 Timothy J. R. Harris . . . . . . . . . . .       46      Director; Senior Vice President, Research       1994
                                                          and Development

 Howard D. Palefsky (1) . . . . . . . . . .       50      Director; Chairman of Collagen Corporation      1996

 Richard Darman (1) . . . . . . . . . . . .       53      Director; Managing Director of T.C.G.           1995
                                                          Holdings L.L.C.

 Thomas C. McConnell (2)  . . . . . . . . .       42      Director; General Partner of New                1993
                                                          Enterprise Associates

 Thomas F. Stephenson (1) . . . . . . . . .       55      Director; General Partner of the Sequoia        1994
                                                          Capital Group of Venture Capital Funds


(1)  Member of the Compensation Committee
(2)  Member of Audit Committee


         Irwin Lerner has served as a director of the Company since June 1994 and became Chairman of the Board of Directors of the Company in May 1995. Mr. Lerner served as Chairman of the Board of Directors and of the Executive Committee of Hoffmann-La Roche, Inc., a pharmaceutical and health care company, from January 1993 until his retirement in September 1993, and also served as President and Chief Executive Officer from 1980 through December 1992. He serves on the Boards of Project Hope and the New Jersey Chamber of Commerce, where he chairs the Governor's Council for a Drug-Free Workplace. Mr. Lerner served for 12 years on the Board of the Pharmaceutical Manufacturers' Association, where he chaired the Association's FDA Issues Committee. Mr. Lerner also serves on the Boards of Directors of Public Service Enterprise Group, Humana Inc. and Medarex Inc. Mr. Lerner received a B.S. and an M.B.A. from Rutgers University. He is currently Distinguished Executive-in-Residence at Rutgers University Graduate School of Management.

         Kevin J. Kinsella, the founder of the Company, has been a director since its inception in February 1993. Mr. Kinsella served as the Chairman of the Board of Directors and acting chief executive of the Company until January 1995, when he was named President and Chief Executive Officer. Mr. Kinsella also served as Chief Financial Officer of the Company from January 1995 to September 1995. Mr. Kinsella was previously the Managing General Partner of Avalon Ventures, a venture capital firm founded by him. Avalon Ventures has established over thirty companies, many of which are in the biopharmaceutical field, including IMPATH Laboratories, Inc., Metra Biosystems, Inc. and Pharmacopeia, Inc. Mr. Kinsella founded Aurora Biosciences Corporation, Athena Neurosciences Inc., NeoRx Corporation, Vertex Pharmaceuticals Inc., Microcide Pharmaceuticals, Inc. and Landmark Graphics Corporation. Mr. Kinsella is also a director of Onyx Pharmaceuticals, Inc. He received a B.S. from the Massachusetts Institute of Technology ("MIT") and an M.A. from the Johns Hopkins School of Advanced International Studies.

         Timothy J. R. Harris has served as Senior Vice President, Research and Development, Chief Technical Officer and a director of the Company since January 1994. From March 1989 to December 1993, Dr. Harris served as Director of Biotechnology of Glaxo Group Research, Ltd., a pharmaceutical company.
Prior to that, Dr. Harris was a Senior Molecular Biologist at Celltech Ltd., a biotechnology company. He received a B.Sc. in Biochemistry and an M.A. and Ph.D. in General Virology from the University of Birmingham in England. He is the author of approximately 60 research papers and inventor on five patent applications.

         Howard D. Palefsky has been a director since March 1996. Mr. Palefsky is currently Chairman of the Board of Collagen Corporation, a biomedical device company, where he has been employed since 1978. He is also a director of Calgene, Inc. and Target Therapeutics, Inc. Mr. Palefsky received his B.S. from the City College of the City University of New York and an M.B.A. from Stanford University Graduate School of Business.

         Richard Darman has served as a director of the Company since April 1995. Mr. Darman is currently a Member and Managing Director of TCG Holdings L.L.C., which is the Managing Member of TC Group L.L.C. ("The Carlyle Group"), a private investment firm. From January 1989 to January 1993, Mr. Darman served as Director of the Office of Management and Budget and a member of President Bush's Cabinet. Mr. Darman is a Trustee of The New England Funds. He received his B.A. from Harvard College and M.B.A. from Harvard Business School.

         Thomas C. McConnell has served as a director of the Company since December 1993. Mr. McConnell has been with New Enterprise Associates, a venture capital investment firm, since 1985 and has served as a General Partner of that firm since 1989. Prior to that, Mr. McConnell was a Product Manager at Apple Computer, Inc. and a consultant with The Boston Consulting Group. Mr. McConnell also serves on the Board of Directors of Applied Imaging Corporation, Conceptus, Inc., CardioThoracic Systems, Inc. and Innovasive Devices, Inc.
Mr. McConnell received an A.B. in Engineering Science from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business.

         Thomas F. Stephenson has served as a director of the Company since January 1994. Since 1988, Mr. Stephenson has been a general partner of the Sequoia Capital group of venture capital funds. Prior to that, Mr. Stephenson spent 19 years with Fidelity Investment Company, an investment management firm, where he was a co-founder of Fidelity Ventures and served as its President from 1977 until 1988. Mr. Stephenson received a B.A. from Harvard College, and M.B.A. from Harvard Business School and a J.D. from Boston College Law School.

         All directors are elected at the annual meeting of shareholders and hold office until the election and qualification of their successors at the next annual meeting of shareholders. In April 1997, Kevin J. Kinsella married the sister of Scott Salka, Vice President Operations, Chief Financial Officer of the Company. There are no other family relationships among the Company's directors and executive officers.

REQUIRED VOTE

         The seven nominees receiving the highest number of affirmative votes present or represented and entitled to be voted for them will be elected as directors.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held six meetings during the 1996 fiscal year. No nominee who was a director during the entire fiscal year attended fewer than 75% of the meetings of the Board of Directors and of the committees of the Board on which the director served.

         The Board of Directors has a Compensation Committee and an Audit Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         The Compensation Committee consisted of directors Thomas Stephenson (Chairman), Irwin Lerner, Thomas McConnell and Howard Palefsky through September 1996. From September 25, 1996 through December 31, 1996, the Compensation Committee consisted of directors Thomas Stephenson (Chairman), Richard Darman and Howard Palefsky. Mr. Kinsella, President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that Mr. Kinsella is excluded from discussions regarding his own salary and incentive compensation. The Compensation Committee held seven meetings during 1996.

         The Audit Committee during 1996 consisted of directors Irwin Lerner and Thomas McConnell. The Audit Committee oversees the actions taken by the Company's independent auditors and reviews the Company's internal financial and accounting controls and policies. The Audit Committee held two meetings during 1996.

         The Company has adopted provisions in its Articles of Incorporation that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and that authorize the Company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted, nor is the Company aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

DIRECTOR COMPENSATION

         The non-employee members of the Company's Board of Directors, other than Mr. Lerner, receive compensation in the amount of $2,000 for each meeting of the Board of Directors they attend. The Company's 1995 Director Option Plan, as amended, ("The Director Plan") provides that options shall be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. The exercise price of all options granted under the Director Plan is 100% of the fair market value of the Common Stock on the date of grant. Pursuant to the Director Plan, on July 31, 1995, Messrs. Lerner, Darman, McConnell and Stephenson each received an option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to $9.00 per share. Such options become exercisable at a rate of 25% of the shares subject to the option on each anniversary of its date of grant. On March 26, 1996, Mr. Palefsky received an option to purchase 15,000 shares of the Company's Common Stock at an exercise price equal to $18.50 per share. Pursuant to provisions of the Director Plan, on May 30, 1996, Messrs. Lerner, Darman, McConnell and Stephenson were authorized to receive an option grant to purchase 7,000 shares of the Company's Common Stock at an exercise price equal to $21.00 per share. Such options become exercisable at a rate of 12.5% of the shares subject to the option on the six month anniversary of the date of grant and an additional 1/48th of the option shares at the end of each month thereafter.

         The Company has entered into a consulting agreement with Mr. Lerner to provide advice and counsel to the Chief Executive Officer and other officers of the Company. Under the terms of the agreement, Mr. Lerner devotes approximately three days per month to the Company's business. Mr. Lerner is paid an annual retainer of $75,000 and receives $3,500 for each meeting of the Board attended. During 1995, Mr. Lerner was granted and he subsequently exercised rights to purchase 3,333 shares of Common Stock at a price of $.48 per share. In January 1995, Mr. Lerner was granted an option to purchase 16,667 shares of Common Stock at a price of $.90 per share. Such option becomes exercisable as to 1/48th of the option shares each month. Pursuant to an agreement in place prior to his being elected Chairman, Mr. Lerner purchased 167 shares of Common Stock at a price of $.48 per share in October 1994, and 500 and 167 shares of Common Stock at $.90 per share and $1.80 per share, respectively, in April 1995. In June 1995, Mr. Lerner purchased 10,000 shares of Common Stock at a price of $3.00 per share. The 10,000 shares are subject to repurchase by the Company at the original purchase price and are released from the Company's repurchase option as to 1/48th of the shares each month.


                         EXECUTIVE OFFICER COMPENSATION

COMPENSATION TABLE

         The following table sets forth total compensation for each of the three years ended December 31, 1994, 1995 and 1996 for the Chief Executive Officer and each of the next five most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                           ANNUAL COMPENSATION                     AWARDS (1)
                                --------------------------------------------------------------------
                                                                            RESTRICTED   SECURITIES
                                                             OTHER ANNUAL     STOCK      UNDERLYING       OTHER
                                                             COMPENSATION   AWARDS($)     OPTIONS/    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    SALARY($)  BONUS($)      ($)                       SARS(#)         ($)
------------------------------------------------------------------------------------------------------------------
Kevin J. Kinsella (2)           1996     $275,005   $11,551      $--           $--         50,000      $    --
  President and Chief           1995      249,792        --       --            --             --           --
  Executive Officer             1994           --        --       --            --             --           --

Timothy J. R. Harris, Ph.D.(3)  1996      200,659     7,000       --            --         16,567           --
  Senior Vice President,        1995      193,146        --       --            --         20,833           --
  Research and Development      1994      176,500        --       --            --         33,333       62,582(4)
  and Chief Technical Officer

Audrey D. Keane                 1996       94,775        --       --            --            --        75,000(5)
  Vice President, Business      1995      138,750        --       --            --         20,834           --
  Development                   1994      103,288     6,259       --            --          8,333           --


Nic C. Dracopoli, Ph.D. (6)     1996      154,438     4,620       --            --          9,200           --
  Vice President, Molecular     1995      129,088        --       --            --         35,417       13,635(4)
  Genetics                      1994           --        --       --            --             --           --

M. Scott Salka (7)              1996      154,438     4,620       --            --         34,200           --
  Vice President, Operations    1995      123,337        --       --            --         22,500           --
  and Chief Financial Officer   1994           --        --       --            --             --           --

Carl D. Johnson, Ph.D. (8)      1996       35,000       980       --            --         20,000           --
  Vice President, Research,     1995           --        --       --            --             --           --
  NemaPharm, Inc.               1994           --        --       --            --             --           --


(1) Stock purchase rights to purchase 208,333 shares of Common Stock at a price of $.90 per share were granted to, and exercised by, Mr. Kinsella in March 1995. As of December 31, 1996, Mr. Kinsella held 108,507 unvested shares of Common Stock having a value of $1,817,492 based upon the fair market value of the Common Stock on December 31, 1996 of $16.75 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event of a termination of Mr. Kinsella's employment with the Company. The shares are released from the Company's repurchase option as to 1/48th of the original 208,333 shares each month. As of December 31, 1996, Dr. Harris held 12,500 unvested shares of Common Stock having a value of $209,375 based upon the fair market value of the Common Stock on December 31, 1996 of $16.75 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price ($.012) in the event of a termination of Dr. Harris' employment with the Company. The shares are released from the Company's repurchase option as to 1/48th of the original 50,000 shares each month. As of December 31, 1996, Mr. Salka held 1,389 unvested shares of Common Stock having a value of $23,266 based upon the fair market value of the Common Stock on December 31, 1996 of $16.75 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price ($.012) in the event of a termination of Mr. Salka's employment with the Company. The shares are released form the Company's repurchase option as to 1/48th of the original 16,667 shares each month. Mr. Kinsella, Dr. Harris and Mr. Salka will receive the same dividends on all shares of restricted stock as all other shareholders; however, the Company does not anticipate paying any cash dividend in the foreseeable future.

(2) During 1994, Mr. Kinsella served as Chairman and acting chief executive of the Company and, due to his significant equity stake in the Company, served without cash compensation.

(3)  Dr. Harris joined the Company in January 1994.

(4) Represents reimbursement of moving, housing and other expenses incurred in connection with relocating to the Company's geographic region.

(5) Represents a payment of $75,000 in connection with Ms. Keane's termination of employment with the Company.

(6)  Dr. Dracopoli joined the Company in December 1994.

(7)  Mr. Salka became an executive officer of the Company in September 1995.

(8) Dr. Johnson joined the Company in October 1996 in connection with the acquisition of NemaPharm, and receives an annual salary of $140,000.


STOCK OPTION INFORMATION

         Option Grants in Last Fiscal Year. The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the year ended December 31, 1996 to the Named Executive
Officers:


                                                                                        POTENTIAL REALIZABLE
                                                                                            VALUE MINUS
                                                                                          EXERCISE PRICE AT
                                                                                           ASSUMED ANNUAL
                                                                                        RATES OF STOCK PRICE
                                                                                          APPRECIATION FOR
                                            INDIVIDUAL GRANTS                              OPTION TERM(1)
                                 ---------------------------------------                --------------------
                                 NUMBER OF       % OF TOTAL    EXERCISE
                                 SECURITIES       OPTIONS      PRICE PER
                                 UNDERLYING      GRANTED TO      SHARE
                                 OPTIONS        EMPLOYEES IN     ($/SH)    EXPIRATION
        NAME                     GRANTED(#)      FISCAL YEAR   (2)(3)(4)      DATE       5% ($)     10% ($)
-------------------------        ----------     ------------   ---------   ----------   --------   ----------
Kevin J. Kinsella                  50,000           10.2%      $  15.50      7/24/06    $487,500   $1,235,000

Timothy J. R. Harris, Ph.D.        16,567            3.4%         15.50      7/24/06     161,528      409,205

Carl D. Johnson, Ph.D.             20,000            4.1%         15.25     10/29/06     191,800      486,000

Nic C. Dracopoli, Ph.D.             9,200            1.9%         15.50      7/24/06      89,700      227,240

M. Scott Salka                      9,200            1.9%         15.50      7/24/06      89,700      227,240

                                   25,000            5.1%         16.75     12/11/06     263,250      667,500

Audrey D. Keane                       --              --            --           --          --           --

(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) All options shown granted in 1996 become exercisable as to 1/48th of the option shares each month, with full vesting generally occurring on the fourth anniversary of the date of hire or grant.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, as determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market.

(4) Exercise price may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.



         Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth certain information regarding the stock options held as of December 31, 1996 by the Named Executive Officers.

                                                                            NUMBER OF
                                                                            SECURITIES          VALUE OF
                                                                            UNDERLYING         UNEXERCISED
                                                                            UNEXERCISED       IN-THE-MONEY
                                                                            OPTIONS AT         OPTIONS AT
                                                                         DECEMBER 31, 1996     DECEMBER 31,
                                                                                (#)            1996($)(1)
                                                                           -------------      -------------
                                 SHARES ACQUIRED                            EXERCISABLE/       EXERCISABLE/
      NAME                       ON EXERCISE(#)    VALUE REALIZED($)(1)    UNEXERCISABLE      UNEXERCISABLE
---------------------------      ---------------   --------------------    -------------      -------------
Kevin J. Kinsella                        --            $      --              8,299 /           $10,374 /
                                                                             41,701              52,126

Timothy J. R. Harris, Ph.D.            9,462              141,770             3,462 /            37,859 /
                                                                             24,476             207,533

Carl D. Johnson, Ph.D.                   --                   --                --  /               --  /
                                                                             20,000              30,000

Nic C. Dracopoli, Ph.D.                  --                   --             20,629 /           219,147 /
                                                                             38,571             305,227

M. Scott Salka                           --                   --             12,578 /            86,004 /
                                                                             44,122             143,371

Audrey D. Keane (2)                   12,500              150,097               --  /               --  /
                                                                                --                  --



(1) Fair market value of the Common Stock as of the date of exercise or December 31, 1996, as the case may be, minus the exercise price.

(2)  Ms. Keane's employment was terminated in July 1996.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee ("the Committee") of the Board of Directors reviews and recommends to the Board of Directors for approval the Company's executive compensation policies. The Compensation Committee consisted of directors Thomas Stephenson (Chairman), Irwin Lerner, Thomas McConnell and Howard Palefsky through September 1996. From September 25, 1996 through December 31, 1996, the Compensation Committee consisted of directors Thomas Stephenson (Chairman), Richard Darman and Howard Palefsky. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with regard to the compensation payable to such executive officers for the fiscal year ended December 31, 1996.

Compensation Philosophy

         The goal of the Company's compensation policies is to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of the Company. Compensation for the Company's executive officers consist of a base salary and potential cash bonus, as well as potential incentive compensation through stock options and stock ownership. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

Base Salary

         The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the pharmaceutical and biotechnology industry. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions within the Company's principal competitors, and internal comparability considerations. As a general matter, year to year adjustments to each executive officer's base salary are based upon personal performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry.

Bonus

         In addition to base salary, the Committee may provide the Company's employees, including its executive officers, with an incentive cash bonus based upon the achievement of certain corporate goals. The Company's incentive cash bonus plan was implemented in 1996.

Long-Term Incentives

         The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1994 Incentive Stock Plan and the opportunity to purchase stock under the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods (generally four years) that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

         The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each 24-month offering period or on each specified purchase date.

Chief Executive Officer Compensation

         The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Kinsella served as chairman and acting chief executive of the Company during 1994 and, due to his significant equity stake in the Company, served without cash compensation. During 1996, Mr. Kinsella received a base salary of $275,000 and a bonus of $11,551. Mr. Kinsella's salary and stock grants were determined on the basis of negotiations between the Board of Directors and Mr. Kinsella with due regard for his experience, prior salary, and competitive salary information. Mr. Kinsella's base salary for 1996 was established in part by comparing the base salaries of Chief Executive Officers at other biotechnology and pharmaceutical companies of similar size.

SECTION 162(M)

         The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).


         In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                       Respectfully submitted by:
                                       COMPENSATION COMMITTEE


                                       Thomas F.Stephenson, Chairman
                                       Richard Darman
                                       Howard D. Palefsky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consisted of directors Thomas Stephenson (Chairman), Irwin Lerner, Thomas McConnell and Howard Palefsky through September 1996. From September 25, 1996 through December 31, 1996, the Compensation Committee consisted of directors Thomas Stephenson (Chairman), Richard Darman and Howard Palefsky. No member of the Compensation Committee, as constituted during 1996, was a former or current officer or employee of the Company.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were met, with the exception of certain late filings made in connection with sales of stock pursuant to the exercise of the underwriters' over-allotment option in connection with the Company's public offering of Common Stock, completed on March 7, 1996. These include the sale of 35,983 shares of Common Stock by NEA Partners VI, of which director Thomas C. McConnell is General Partner, the sale of 22,656 shares of Common Stock by entities affiliated with Sequoia Capital, of which director Thomas F. Stephenson is a General Partner, and the sale of 73,299 shares of Common Stock by entities affiliated with The Carlyle Group, of which director Richard Darman is Managing Director. Form 5s were not filed timely to report the automatic grant of options to acquire 7,000 shares of the Company's Common Stock pursuant to the Company's Director Plan to Messrs. Lerner, Darman, McConnell and Stephenson.

                            STOCK PERFORMANCE GRAPH

         The following line graph compares cumulative total shareholder return on the Company's Common Stock from July 31, 1995 (the date of the Company's initial public offering) through December 31, 1996 with the cumulative total return over the same period for companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index. The Nasdaq Pharmaceutical Index represents all companies trading on Nasdaq under the Standard Industrial Classification Code for pharmaceuticals, including biotechnology companies.
The graph assumes that $100 was invested on July 31, 1995 in the Company and in each of the two indices and that any and all dividends were reinvested. It should be noted that the Company has not paid dividends on its Common Stock, and no dividends are included in the representation of the Company's performance. The cumulative total shareholder return on the Company's Common Stock shown on the graph below is not necessarily indicative of future performance.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG SEQUANA THERAPEUTICS, INC., THE NASDAQ (U.S.)
                   INDEX AND THE NASDAQ PHARMACEUTICAL INDEX


ACTUALS                       7/95      9/95     12/95        3/96      6/96       9/96       12/96
----------------------------------------------------------------------------------------------------
Sequana Therapeutics, Inc.        9     11.25     23.375       19.5       15.5      18.25      16.75
Nasdaq Stock Market (U.S.)  327.239    341.548   345.715    361.864    391.401    405.339    425.258
Nasdaq Pharmaceutical       294.832    339.19    395.549    411.617    399.964    408.978    395.975

----------------------------------------------------------------------------------------------------
INDEX                         7/95      9/95     12/95        3/96      6/96       9/96       12/96
----------------------------------------------------------------------------------------------------
Sequana Therapeutics, Inc.  $100.00    $125.00   $259.72    $216.67    $172.22    $202.78    $186.11
                            ------------------------------------------------------------------------
Nasdaq Stock Market (U.S.)  $100.00    $104.37   $105.65    $110.58    $119.61    $123.87    $129.95
                            ------------------------------------------------------------------------
Nasdaq Pharmaceutical       $100.00    $115.05   $134.16    $139.61    $135.66    $138.72    $134.31
----------------------------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

         In December 1993, under the terms of his acceptance of employment with the Company and in order to defray the costs of relocating to the Company's geographic area, Timothy J. R. Harris, Senior Vice President, Research and Development, Chief Technical Officer and a director of the Company, borrowed $175,000 from the Company pursuant to a non-recourse promissory note. In addition, in connection with the exercise of an option to purchase 33,333 shares of the Company's Common Stock, Dr. Harris borrowed $10,000 from the Company pursuant to a full recourse promissory note. During 1996, the principal and accrued interest on both notes was paid in full by Dr. Harris.

         The Company has entered into a consulting agreement with Mr. Lerner to provide advice and counsel to the Chief Executive Officer and other officers of the Company. See "Election of Directors -- Director Compensation."

         In March 1995, in connection with the purchase of 208,333 shares of the Company's Common Stock, Kevin J. Kinsella, President, Chief Executive Officer and a director for the Company, borrowed $187,500 from the Company pursuant to a full recourse promissory note. The note is secured by the shares so purchased and bears interest at a rate of 7.2% per annum. The principal and all accrued interest under the note become due and payable upon the earlier of
(i) March 15, 1998 and (ii) 90 days after the date of any termination of Mr. Kinsella's employment with the Company. The shares are subject to repurchase by the Company at the original purchase price in the event of a termination of Mr. Kinsella's employment with the Company. At the end of each month, 1/48th of the shares are released from the Company's repurchase option. As of December 31, 1996, the outstanding principal and accrued interest under the note was approximately $212,000.

         In September 1993, under the terms of his acceptance of employment with the Company and in order to defray the costs of relocating to the Company's geographic area, M. Scott Salka, Vice President, Operations and Chief Financial Officer of the Company, borrowed $50,000 from the Company pursuant to a non-recourse promissory note. The note bears interest at a rate equal to the blended short-term applicable federal rate (currently 5.77%) and is adjusted annually. The note is secured by all shares of the Company's Common Stock issued to Mr. Salka. The principal and all accrued interest under the note are due on demand. As of December 31, 1996, the outstanding principal and accrued interest under the note was approximately $50,000. In addition, in connection with the exercise of an option to purchase 20,833 shares of the Company's Common Stock in October 1994, Mr. Salka borrowed $6,250 from the Company pursuant to a full recourse promissory note. The note is secured by the shares so purchased and bears interest at a rate of 7.12% per annum. The principal and all accrued interest under the note become due and payable upon the earlier of (i) March 15, 1998 and (ii) 90 days after the date of any termination of Mr. Salka's employment with the Company. At the end of each month, 1/48th of the shares are released from the Company's repurchase option. As of December 31, 1996, the outstanding principal and accrued interest under the note was approximately $7,000.

         In April 1996, the Company entered into a collaborative agreement with Aurora Biosciences Corporation ("Aurora"). Under the agreement, the Company gained access to certain technologies and rights to contract with Aurora for the application of Aurora's proprietary mammalian cell-based screening technology to genetic targets selected by the Company. In connection with the agreement, the Company also made a $1.5 million minority equity investment in Aurora. Mr. Kinsella is affiliated with Avalon Ventures (a founder and shareholder of Aurora) and is a shareholder and member of the Board of Directors of Aurora.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.



                                PROPOSAL NO. 2:
               APPROVAL OF AMENDMENT TO 1994 INCENTIVE STOCK PLAN

         The Company's 1994 Incentive Stock Plan (the "Incentive Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and nonstatutory stock options to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company. The Board of Directors of the Company amended the Incentive Plan in February 1997 subject to shareholder approval, to increase the number of shares reserved for issuance under the Plan by an aggregate of 500,000 shares to a new total of 1,563,125 shares. The summary of the Incentive Plan is attached hereto as Appendix A.

         The proposed increase in the number of shares of Common Stock reserved for issuance under the Incentive Plan is for the purpose of establishing a reserve for stock option grants to new employees or consultants that may be hired, granting stock options to key employees in connection with annual performance reviews and granting options to key employees of businesses that the Company may seek to acquire in the future. The Board believes that the proposed increase is in the best interests of the Company in order to provide an adequate reserve of shares for issuance under the Incentive Plan to enable the Company to compete successfully with other companies to attract and retain valuable employees.

         Of the 1,063,125 shares authorized prior to the amendment described above, options to purchase an aggregate of 243,244 shares had been exercised as of March 31, 1997, options to purchase an aggregate of 715,359 shares were outstanding as of such date, and 104,522 shares remained available for future grants as of such date.


VOTE REQUIRED

         The affirmative vote of a majority of the votes cast will be required to approve the amendment to the Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE INCREASE IN THE SHARES ISSUABLE UNDER THE INCENTIVE PLAN.

                                PROPOSAL NO. 3:
              CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS



         Management has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the current fiscal year ending December 31, 1997. The affirmative vote of a majority of the Votes Cast will be required to confirm the Board's selection of Ernst & Young LLP. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE CONFIRMATION OF SUCH SELECTION. In the event of a negative vote on such confirmation, the Board of Directors will reconsider its selection.

         A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.


                                 OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Proposals to be presented by shareholders of the Company at the 1998 Annual Meeting must be received by the Company no later than December 31, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.


BY ORDER OF THE BOARD OF DIRECTORS


La Jolla, California
Dated:  May 15, 1997

                                   APPENDIX A

                    SUMMARY OF THE 1994 INCENTIVE STOCK PLAN


         General. The purpose of the 1994 Incentive Stock Plan (the "Incentive Plan") is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options granted under the Incentive Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Before the proposed amendment to the Incentive Plan, a total of 1,063,125 shares of Common Stock has been reserved for issuance under the Incentive Plan. The Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to the Employee Retirement Income Security Act of 1974.

         Administration. The Incentive Plan may generally be administered by the Board or a Committee appointed by the Board. The administrators of the Incentive Plan are referred to herein as the "Administrator."

         Eligibility. Nonstatutory stock options may be granted under the Incentive Plan to employees, consultants and directors of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, consultants and directors to whom options may be granted, the time or times at which such options may be exercised, and the number of shares subject to each such option.

         Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Incentive Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 200,000 shares of Common Stock.

         Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

         (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. However, the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock on the last market trading day prior to the date the option is granted.

         (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Incentive Plan permits payment to be made by cash, check, other shares of Common Stock (with some restrictions), cashless exercise, or any combination thereof.

         (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant.
No option may be exercised after the expiration of its term.

         (d) Termination of Employment or Consulting Relationship. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), the optionee may exercise his or her option, within such period of time as is determined by the Administrator (but such period must be of at least thirty days and in the case of an incentive stock option, such period may not be more than three months) from the date of such termination, and only to the extent that the optionee was entitled to exercise the option at the date of such termination (and in no event later than the expiration of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise an option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

         (e) Permanent Disability. If an optionee is unable to continue employment or consulting with the Company as a result of disability (as defined in Section 22(e)(3) of the Code), then all his or her options under the Incentive Plan shall expire within six months after the date of termination of the optionee's employment, and in no event later than the expiration of the term of such option as set forth in the option agreement. The optionee may exercise all or part of his or her option at any time before such expiration date to the extent that such option was exercisable at the time of termination of employment. To the extent that the options were not exercisable at the date of such termination, and to the extent that the options are not exercised (to the extent otherwise permissible) within the time permitted, the options shall terminate.

         (f) Death. If an optionee is unable to continue employment or consulting with the Company as a result of death, then all his or her options under the Incentive Plan shall expire within twelve months after the date of termination of the optionee's employment and in no event later than the expiration of the term of such option as set forth in the option agreement. The executor or other legal representative of the optionee may exercise all or part of the optionee's options at any time before such expiration date to the extent that such option was exercisable at the time of termination of employment. To the extent that the options were not exercisable at the date of such termination, and to the extent that the options are not exercised (to the extent otherwise permissible) within the time permitted, the options shall terminate.

         (g) Nontransferability of Options. Options granted under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (h) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Incentive Plan as may be determined by the Administrator.

         Adjustments Upon Changes in Capitalization. In the event that the Common Stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number of shares of stock subject to the Incentive Plan, the number and class of shares of stock subject to any option outstanding under the Incentive Plan, and the exercise price of any such outstanding award.

         In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable.

         In connection with any merger or sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the options will terminate unless the Administrator grants the optionee the right to exercise his or her options, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

         Amendment and Termination of the Incentive Plan. The Board may amend, alter, suspend or terminate the Incentive Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Incentive Plan to the extent necessary to comply with
Section 422 of the Code, or any other applicable rule or statute. No such action by the Board or shareholders may alter or impair any option previously granted under the Incentive Plan without the written consent of the optionee. Unless terminated earlier, the Incentive Plan shall terminate ten (10) years from the date of its approval by the shareholders or the Board, whichever is earlier.

Federal Income Tax Consequences

         Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant of the option or within one year after the issuance of shares to the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

         If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also a Section 16 Insider.

         Nonstatutory Stock Options. With respect to NSOs: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any further gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required. The Company will receive a tax deduction equal to the amount of ordinary income recognized by the optionee.

         Alternative Minimum Tax. The exercise of an ISO granted under the Plan may subject the optionee to the alternative minimum tax ("AMT") under Section 55 of the Code. In calculating alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO. This may be particularly significant if shares subject to a repurchase option of the Company are purchased upon exercise of an ISO or if the optionee is subject to Section 16(b) of the Exchange Act. See "Nonstatutory Stock Options," above. Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an optionee should consult his or her own tax advisor prior to exercising an ISO concerning the advisability of filing an election under
Section 83(b) of the Code for alternative minimum tax purposes.

         If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SEQUANA THERAPEUTICS, INC.
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 24, 1997

        The undersigned shareholder of SEQUANA THERAPEUTICS, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 15, 1997 and hereby appoints M. Scott Salka and Michael J. O'Donnell, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of SEQUANA THERAPEUTICS, INC. to be held on June 24, 1997 at 9:00 a.m. local time, at the La Jolla Marriott Hotel, 4240 La Jolla Village Drive, La Jolla, California 92037 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1994 INCENTIVE STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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

                                                             Please mark
                                                             your vote as
                                                             indicated in
                                                             this example.  [X]



                                                                FOR
                                                            all nominees
                                                            listed below
                                                            (except as
                                                             indicated)              WITHHOLD
1. ELECTION OF DIRECTORS

   If you wish to withhold authority to vote                     [  ]                    [  ]
   for any individual nominee, strike a line
   through that nominee's name in the list
   below:

   Irwin Lerner, Kevin J. Kinsella, Timothy J.R. Harris,
   Howard D. Palefsky, Richard Darman,
   Thomas C. McConnell and Thomas C. Stephenson.

                                                                 FOR     AGAINST     ABSTAIN
2. AMENDMENT OF 1994 INCENTIVE STOCK PLAN TO INCREASE            [  ]    [  ]        [  ]
   THE NUMBER OF SHARES RESERVED FOR ISSUANCE
   THEREUNDER.

                                                                 FOR     AGAINST     ABSTAIN
3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST &                 [  ]    [  ]        [  ]
   YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE
   COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31,
   1997.

   and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


Signature(s)______________________________________________ Dated:________, 1997

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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